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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2003 (except for note 27 as to which the date is June 16, 2003) relating to the consolidated financial statements and financial statement schedules, which appears in Premier Farnell plc's Annual Report on Form 20-F for the year ended February 2, 2003.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP


Leeds, United Kingdom
June 16, 2003